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                                                                    Exhibit 10.5


EMPLOYMENT AGREEMENT FOR A LIMITED PERIOD OF TIME

BETWEEN

-- HERMES EUROPE RAILTEL B.V., a Dutch company with a branch office at Louisalaan 480, 1050 Brussels hereafter referred to as the "employer"

AND

-- Mr. Peter Magnus, having his domicile at 2610 Wilrijk, Jules Moretuslei 279 hereafter referred to as the "employee"

IS HEREBY AGREED UPON AND ACCEPTED THE FOLLOWING:

ARTICLE 1

The employer accepts Mr. P. Magnus as its employee in the capacity of General Manager of the Belgian branch office of Hermes Europe Railtel B.V. in Brussels and in the capacity of Vice President and Chief Financial Officer of Hermes Europe Railtel B.V.

The authority of the employee shall mainly consist of the daily management of the branch office in Brussels.

In that capacity, Mr. Magnus will report directly to the Managing Director of Hermes and also the Finance Director Europe of SFMT.

The professional activities will mainly be performed in Brussels, at Louizalaan 480, but parties hereby explicitly agree that the change of the place of employment to another place located in Belgium cannot constitute a fundamental change of the conditions of employment.

ARTICLE 2

This agreement is entered into for a limited period of time, starting on 3 January 1995 and ending 31 December 1996.

Parties will discuss a possible prolongation of this agreement at the latest on 1 July 1996.

Each party has the right to terminate this agreement on grounds of -- to the discretion of the court -- compelling reasons, without notification or before the end of the term, without prejudice to all possible damages.

ARTICLE 3

The total yearly gross salary is BEF 4.080.000 an amount in which the statutory right to a single and double vacation allowance and a thirteenth month allowance is included.

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After 18 months, i.e. 1 July 1996, the employee can be granted a bonus, depending on the achieved results and to be assessed in a way to be determined by the employer in its discretion.

This bonus may amount up to a maximum of 30% of the total gross salary received by the employee during these first 18 months of his employment.

A representation allowance up to a maximum of BEF 13.000 per month is granted to the employee, provided that this allowance will be accepted by the governmental tax administration.

The employee will receive a meal coupon for each day of actual employment.

A company car will be placed at the employee's disposal, who is allowed to use this car also for private purposes. All expenses in connection with the use of this car will be for the employer's account.

ARTICLE 4

If possible, the existing non-statutory pension insurance will be assumed and continued by the employer; if this is impossible, the employee will be paid the equivalent in money, after the value thereof has been determined by both parties in mutual consultation.

The employee and his relatives will become beneficiaries of the hospitalization insurance which the employer will enter into to the benefit of its employees and to all other group insurances which may be entered into in the future.

ARTICLE 5

The employee will be granted an option to buy shares SFMT-Hermes, as was specified in the written proposal dated 6 December 1994. This option will be the object of a separate agreement between the parties hereto.

ARTICLE 6

During the term of the agreement as well as after termination thereof, the employee will refrain from disclosing any confidential information or document of the company to any other person and from performing any act constituting unfair competition.

ARTICLE 7

The employee is obliged to dedicate all his professional activities solely to the company and shall not, neither in person nor through a middleman, hold any position as employee or undertake any profitable activities without the employer's prior written consent.

ARTICLE 8

The relationship between the employer and the employee, to the extent not covered by the specific provisions of this agreement, are governed by the act of 3 July 1978 regarding employment agreements.

Executed in twofold in ______________________________
on _________________________________

Each party hereby acknowledges receipt of one copy.

________________________________                ________________________________
The employee                                    The employer